EXHIBIT 99.1

Berkeley Lights Reports Third Quarter 2021 Financial Results
Record third quarter 2021 revenue grew 34% year over year

EMERYVILLE, Calif. November 4, 2021 – Berkeley Lights, Inc. (Nasdaq: BLI), a leader in Digital Cell Biology, today reported financial results for the quarter ended September 30, 2021.

Recent Highlights

•Grew total revenue to a record of $24.3 million for the third quarter of 2021, representing 34% growth compared to the third quarter of 2020

•Placed 13 new systems and increased installed base to 105 Berkeley Lights platforms, including 6 placements to existing customers in the third quarter of 2021

•Genovac purchased a third Beacon Optofluidic system, becoming the first CRO to leverage the Beacon system for both antibody discovery and cell line development

•GlaxoSmithKline purchased a third Beacon Optofluidic system to expand its antibody therapeutics capacity

•Expanded BiofoundryTM capacity with a new Boston lab to support the continued growth in the services and partnerships businesses

•Appointed Siddhartha Kadia, Ph.D. to the Board of Directors as an independent director, adding his significant expertise in commercializing disruptive life science technologies

“Our performance this quarter speaks to the increasing demand for our technology and services across large, global markets,” said Berkeley Lights Chief Executive Officer Eric Hobbs, Ph.D. “These results reflect our growing success in developing disruptive workflows and services vital to our customers’ efforts to unlock revolutionary improvements to human health. We are well-positioned to continue accelerating scientific breakthroughs, creating value for our customers and our shareholders.”

Quarterly 2021 Financial Results

	Three Months Ended September 30,
(in thousands, except per share data)	2021	2020
	(unaudited)	(unaudited)
Revenue	$24,324	$18,208
Gross profit	15,413	12,808
Gross margin %	63%	70%
Operating expenses	35,393	20,991
Loss from operations	(19,980)	(8,183)
Net loss and net comprehensive loss	(20,403)	(8,601)
Net loss attributable to common stockholders per share, basic and diluted	(0.30)	(0.16)
Total stock-based compensation	5,962	2,535

2021 Outlook

Berkeley Lights expects full year 2021 revenue to be in the low $90 million range.

Webcast and Conference Call Information
Berkeley Lights will host a conference call to discuss the third quarter 2021 financial results before market open on Thursday, November 4, 2021 at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time. A webcast of the conference call can be accessed at http://investors.berkeleylights.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Berkeley Lights

Berkeley Lights is a leading Digital Cell Biology company focused on enabling and accelerating the rapid development and commercialization of biotherapeutics and other cell-based products for our customers. The Berkeley Lights Platform captures deep phenotypic, functional, and genotypic information for thousands of single cells in parallel and can also deliver the live biology customers desire in the form of the best cells. Our platform is a fully integrated, end-to-end solution, comprising proprietary consumables, including our OptoSelect chips and reagent kits, advanced automation systems, and application software. We developed the Berkeley Lights Platform to provide the most advanced environment for rapid functional characterization of single cells at scale, the goal of which is to establish an industry standard for our customers throughout their cell-based product value chain.

Berkeley Lights’ Beacon and Lightning systems and Culture Station instrument are: FOR RESEARCH USE ONLY. Not for use in diagnostic procedures.

Forward Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Media Contact
media@berkeleylights.com

Investor Contact
ir@berkeleylights.com

Berkeley Lights, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(In thousands, except share and per share data)

	Three months ended September 30,		Nine months ended June 30,
	2021	2020	2021	2020

Revenue:
Product revenue	$16,704	$14,103	$43,258	$33,893
Service revenue	7,620	4,105	18,944	8,662
Total revenue	24,324	18,208	62,202	42,555
Cost of sales:
Product cost of sales	4,797	3,463	11,832	8,467
Service cost of sales	4,114	1,937	9,778	4,339
Total cost of sales	8,911	5,400	21,610	12,806
Gross profit	15,413	12,808	40,592	29,749
Operating expenses:
Research and development	16,195	10,421	42,757	33,240
General and administrative	12,258	7,229	32,950	15,419
Sales and marketing	6,940	3,341	17,863	9,651
Total operating expenses	35,393	20,991	93,570	58,310
Loss from operations	(19,980)	(8,183)	(52,978)	(28,561)
Other income (expense):
Interest expense	(232)	(361)	(942)	(1,074)
Interest income	33	51	142	249
Other income (expense), net	(170)	10	(117)	72
Loss before income taxes	(20,349)	(8,483)	(53,895)	(29,314)
Provision for income taxes	54	118	97	142
Net loss and net comprehensive loss	$(20,403)	$(8,601)	$(53,992)	$(29,456)

Net loss attributable to common stockholders per share, basic and diluted	$(0.30)	$(0.16)	$(0.81)	$(1.56)
Weighted-average shares used in calculating net loss per share, basic and diluted	67,213,282	53,596,982	66,428,303	20,041,080

Berkeley Lights, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

Assets	September 30, 2021	December 31, 2020
	(unaudited)
Current assets:
Cash and cash equivalents	$197,001	$233,408
Trade accounts receivable	24,713	12,939
Inventory	13,210	11,047
Prepaid expenses and other current assets	10,988	8,175
Total current assets	245,912	265,569
Restricted cash	270	270
Property and equipment, net	24,999	14,544
Operating lease right-of-use assets	26,785	16,718
Other assets	3,188	2,557
Total assets	$301,154	$299,658
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$12,822	$3,491
Accrued expenses and other current liabilities	10,210	8,401
Current portion of notes payable	—	11,594
Deferred revenue	11,282	5,482
Total current liabilities	34,314	28,968
Notes payable, net of current portion	19,746	8,301
Deferred revenue, net of current portion	1,819	1,709
Operating lease liability, noncurrent	25,090	15,899
Total liabilities	80,969	54,877
Stockholders’ equity:
Convertible preferred stock	—	—
Common stock	4	3
Additional paid-in capital	466,057	436,662
Accumulated deficit	(245,876)	(191,884)
Total stockholders’ equity	220,185	244,781
Total liabilities and stockholders’ equity	$301,154	$299,658